SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report: (Date of earliest event reported): June 30, 2002




                                 S.W. LAM, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                     0-22049
                             ----------------------
                            (Commission file number)


                 Nevada                                        62-1563911
 ----------------------------------------------   ------------------------------
 (State or other jurisdiction of incorporation)  (I.R.S. Employer Identification
                                                     Number)


             Unit 25-32, 2nd Floor, Block B, Focal Industrial Centre
                      21 Man Lok Street, Hunghom, Hong Kong
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               (Address of principal executive offices) (Zip code)


                                 (852) 2766 3688
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              (Registrant's telephone number, including area code)

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          (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant


     (a) On June 26, 2002, Arthur Andersen & Co. ("AA") advised S.W. Lam, Inc. (the "Company") that, in connection with its combination with PricewaterhouseCoopers, it was resigning as the Company's independent accountant effective June 30, 2002.

     AA's audit report on the financial statements of the Company as of March 31, 2001 and for the two years ended March 31, 2001 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company's two most recent fiscal years and any subsequent interim period preceding the resignation of AA, there were no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of AA, would have caused AA to make reference to the subject matter of the disagreement(s) in connection with its report.

     During the Company's two most recent fiscal years and any subsequent interim period preceding the resignation of AA, there have been no reportable events of the type required to be disclosed by Item 304(a)(1)(v) of Regulation S-K.

     (b) On July 1, 2002, the Company engaged PricewaterhouseCoopers ("PWC") as its new independent accountants. Prior to the engagement of PWC, the Company did not consult with such firm regarding the application of accounting principles to a specific completed or contemplated transaction, or any matter that was either the subject of a disagreement or a reportable event. The Company also did not consult with PWC regarding the type of audit opinion which might be rendered on the Company's financial statements and no oral or written report was provided by PWC.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         S.W. LAM, INC.


July 5, 2002                        By:   /s/ Lam Sai Wing
                                       ---------------------------------------
                                         Lam Sai Wing
                                         President and Chief Executive Officer